Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(868,655)
Unrealized Gain (Loss) on Market Value of Commodity Futures	466,434
Dividend Income	63,880
Interest Income	7,524
ETF Transaction Fees	700
Total Income (Loss)	$(330,117)

Expenses
General Partner Management Fees	$10,910
Professional Fees	15,559
Brokerage Commissions	497
Directors' Fees and insurance	1,232
License fees	218
Total Expenses	28,416
Expense Waiver	(15,325)
Net Expenses	$13,091
Net Income (Loss)	$(343,208)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/23	$17,270,293
Additions (200,000 Shares)	2,243,256
Net Income (Loss)	(343,208)

Net Asset Value End of Month	$19,170,341
Net Asset Value Per Share (1,700,000 Shares)	$11.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596